UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2017 (March 7, 2017)

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Multi Packaging Solutions International Limited

(Exact name of registrant as specified in its charter)

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Bermuda	001-37598	98-1249740
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Clarendon House, 2 Church Street, Hamilton HM11, Bermuda

(Address of Principal Executive Offices)

(441) 295-5950

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2017, Multi Packaging Solutions International Limited (“MPS” or the “Company”) announced that William H. Hogan will be resigning his position as Executive Vice President and Chief Financial Officer. Mr. Hogan has decided to pursue other opportunities separate from MPS and will be leaving the Company on March 31, 2017. Ross Weiner,  currently Vice President and Chief Accounting Officer of the Company, will assume Mr. Hogan’s responsibilities as Chief Financial Officer effective April 1, 2017.

In connection with leaving his position at the Company, Mr. Hogan entered into a termination agreement (the “Agreement”) with the Company. Under the terms of the Agreement, Mr. Hogan will receive certain severance payments on or about June 30, 2017, including payment for any accrued but unused vacation days and the remaining lease payments on his current vehicle. In addition, portions of Mr. Hogan’s unvested restricted stock units will vest, with such units to be cancelled and paid out at time of the closing the transactions contemplated pursuant to that certain Agreement and Plan of Merger by and among Multi Packaging Solutions International Limited, WestRock Company, and WRK Merger Sub Limited. See Exhibit 99.1 filed with this current report for additional details regarding the Agreement.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Letter agreement between William H. Hogan and Multi Packaging Solutions, Inc. dated March 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED

Date: March 8, 2017	By:	/s/ Ross Weiner
Ross Weiner
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter agreement between William H. Hogan and Multi Packaging Solutions, Inc. dated March 7, 2017